EXHIBIT INDEX
File No. 2-13188/811-772

Exhibit (d):        Investment Management Services Agreement
Exhibit (h)(6):     Transfer Agency Agreement
Exhibit (i):        Opinion and consent of counsels
Exhibit (j):        Independent auditors' consent
Exhibit (p)(1):     Directors' Power of Attorney
Exhibit (p)(2):     Officers' Power of Attorney